As filed with the Securities and Exchange Commission on December 21, 2001
                                                Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                        INSPIRE INSURANCE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                  Texas                                   73-2595937
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)

                               300 Burnett Street
                          Fort Worth, Texas 76102-2799
          (Address of principal executive offices, including zip code)

                       -----------------------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                       ----------------------------------

                                 Richard Marxen
                      President and Chief Executive Officer
                        INSpire Insurance Solutions, Inc.
                               300 Burnett Street
                          Fort Worth, Texas 76102-2799
                     (Name and address of agent for service)

                                 (817) 348-3900
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------

                                                      Proposed maximum      Proposed maximum
           Title of                 Amount to          offering price           aggregate              Amount of
 securities to be registered    be registered (1)     per share (2)(3)    offering price (2)(3)   registration fee (3)
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01         900,000               $.295                $265,500                 $66.00
per share
------------------------------------------------------------------------------------------------------------------------

(1) Consists of 900,000 shares of common stock reserved for issuance to employees and directors of INSpire Insurance Solutions, Inc. (the "Corporation") pursuant to the Employee Stock Purchase Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of the Corporation's Common Stock (the "Common Stock") issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.
(2)  Estimated solely for the purpose of computing the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is based upon 900,000 shares of Common Stock reserved for issuance under the Plan, at a price of $.295, which is the average of the highest and lowest price per share of Common Stock on the NASDAQ National Market System on December 17, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The Corporation hereby incorporates by reference in this registration statement the separate Registration Statement on Form S-8 relating to the Employee Stock Purchase Plan, Registration Number 333-36271.

         The  Corporation   also  hereby   incorporates  by  reference  in  this
registration   statement  the  following  documents   previously  filed  by  the
registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the Corporation's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2000;

                  (2) the Corporation's Quarterly Reports on Form 10-Q filed with the Commission for the three months ended March 31, 2001, June 30, 2001 and September 30, 2001;

                  (3) the Corporation's Form 8-A filed with the Commission on August 21, 1997; and

                  (4) the description of the Common Stock of the Corporation set forth in the Registration Statement on Form S-1 (No. 333-31173), filed with the Commission on July 11, 1997, as amended by Amendment No. 1 thereto filed with the Commission on July 30, 1997, Amendment No. 2 thereto filed with the Commission on August 21, 1997, Amendment No. 3 thereto filed with the Commission on August 22, 1997, and the final prospectus filed with the Commission on August 26, 1997 pursuant to Rule 424(b)(3) under the Securities Act.

         All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.


-----------------------
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

         The Corporation is empowered by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the threatened, pending, or completed action, suit or proceeding. The Corporation is required by Article 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a threatened, pending or completed action, suit or proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Article 2.02-1 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Restated Articles of Incorporation and Amended and Restated Bylaws, as amended, of the Corporation provide for indemnification by the Corporation of its directors and officers to the fullest extent permitted by the TBCA. In addition, the Corporation has, pursuant to
Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its Restated Articles of Incorporation that, to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Corporation. The Corporation has entered into indemnification agreements with each of its directors. Each indemnification agreement provides that the Corporation shall indemnify the director against certain liabilities and expenses actually and reasonably incurred by the director in connection with any threatened, pending or completed action, suit or proceeding, including an action by or on behalf of shareholders of the Corporation or by or in the right of the Corporation, to which the director is, or is threatened to be made, a party by reason of his status as a director, provided that such individual did not derive an improper benefit, such individual did not commit acts or omissions that were not in good faith or that involved intentional misconduct or a knowing violation of the law, or such indemnification is not otherwise disallowed under Texas law.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a) Exhibits. The following documents are filed as a part of this registration statement.

         Exhibit  Description of Exhibit

         3.1 Restated Articles of Incorporation of INSpire and Articles of Amendment No. 1 thereto (incorporated by reference to Exhibit
                  3.1 of INSpire's Registration Statement on Form S-1, Registration No. 333-31173, filed with the Commission on March 6, 1998).

         3.2 Amended and Restated Bylaws of INSpire (incorporated by reference to Exhibit 3.2 of INSpire's Registration Statement on Form S-1, Registration No. 333-31173, filed with the Commission on March 6, 1998).

         3.3 Form of First Amendment to the Bylaws of INSpire (incorporated by reference to Exhibit 3.3 of INSpire's Form 10-Q for the three months ended March 31, 1998, filed with the Commission on May 14, 1998).

         4.1 Specimen Certificate for shares of Common Stock of INSpire (incorporated by reference to Exhibit 4.1 of INSpire's
                  Registration Statement on Form S-1, Registration No. 333-31173, filed with the Commission on March 6, 1998).

         4.2 Form of Amended and Restated Rights Agreement, by and between INSpire and U.S. Trust Company of Texas, N.A., dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of INSpire's Form 10-K for the year ended December 31, 1998, filed with the Commission on March 25, 1999).

         4.3 Employee Stock Purchase Plan of INSpire (incorporated herein by reference to Exhibit 10.38 of INSpire's Amendment No. 3 to Form S-1, Registration No. 333-31173, filed with the Commission on August 22, 1997).

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         15* Letter of Deloitte & Touche LLP Regarding Unaudited Interim Financial Information

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

         23.2*    Consent of Deloitte & Touche LLP.

         24.1 Power of Attorney (included in the signature page of this Registration Statement).

         -------

         *        Filed herewith.


Item 9.  Undertakings.

         A.       The undersigned Corporation hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on December 19, 2001.

                        INSPIRE INSURANCE SOLUTIONS, INC.


                        By:        /s/ Richard Marxen
                            ---------------------------------------------------
                            Richard Marxen
                            President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Richard Marxen and Gregory B. Kent, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                                   Capacity                                                    Date
---------                                   --------                                                    ----

/s/ Richard Marxen                  President and Chief Executive Officer
----------------------------------  (Principal Executive Officer) and Director                   December 19, 2001
Richard Marxen


 /s/ John F. Pergande               Chairman of the Board                                        December 19, 2001
----------------------------------
John F. Pergande


/s/ Patrick E. Grady                Chief Financial Officer and                                  December 19, 2001
----------------------------------  Director of Investor Relations,
Patrick E. Grady                    Treasurer and Secretary
                                    (Principal Financial Officer)


/s/ R. Earl Cox, III                Director                                                     December 19, 2001
---------------------------------
R. Earl Cox, III

                                    Director                                                     December __, 2001
---------------------------------
Daniel E. Berce





/s/ Harry E. Bartel                 Director                                                     December 17, 2001
---------------------------------
Harry E. Bartel

/s/ Gregory B. Kent                 Director                                                     December 19, 2001
---------------------------------
Gregory B. Kent

/s/ JoAnn Howard                    Director                                                     December 19, 2001
---------------------------------
JoAnn Howard

/s/ Thomas Slone                    Director                                                     December 17, 2001
---------------------------------
Thomas R. Slone


                                INDEX TO EXHIBITS




--------------- ----------------------------------------------------------------
   Exhibit
    Number                                      Document Description
--------------- ----------------------------------------------------------------

         3.1 Restated Articles of Incorporation of INSpire and Articles of Amendment No. 1 thereto (incorporated by reference to Exhibit
                  3.1 of INSpire's Registration Statement on Form S-1, Registration No. 333-31173, filed with the Commission on March 6, 1998).

         3.2 Amended and Restated Bylaws of INSpire (incorporated by reference to Exhibit 3.2 of INSpire's Registration Statement on Form S-1, Registration No. 333-31173, filed with the Commission on March 6, 1998).

         3.3 Form of First Amendment to the Bylaws of INSpire (incorporated by reference to Exhibit 3.3 of INSpire's Form 10-Q for the three months ended March 31, 1998, filed with the Commission on May 14, 1998).

         4.1 Specimen Certificate for shares of Common Stock of INSpire (incorporated by reference to Exhibit 4.1 of INSpire's
                  Registration Statement on Form S-1, Registration No. 333-31173, filed with the Commission on March 6, 1998).

         4.2 Form of Amended and Restated Rights Agreement, by and between INSpire and U.S. Trust Company of Texas, N.A., dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of INSpire's Form 10-K for the year ended December 31, 1998, filed with the Commission on March 25, 1999).

         4.3 Employee Stock Purchase Plan of INSpire (incorporated herein by reference to Exhibit 10.38 of INSpire's Amendment No. 3 to Form S-1, Registration No. 333-31173, filed with the Commission on August 22, 1997).

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         15* Letter of Deloitte & Touche LLP Regarding Unaudited Interim Financial Information

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

         23.2*    Consent of Deloitte & Touche LLP.

         24.1 Power of Attorney (included in the signature page of this Registration Statement).

         -------

         *        Filed herewith.